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                                     BYLAWS


                                       OF

                        HUNTSMAN PACKAGING GEORGIA, INC.


                                   ARTICLE 1.
                            MEETINGS OF SHAREHOLDERS

         1.1 Place and Time of Meetings. Meetings of the Shareholders shall be held at the principal office of the Corporation, or at such other place either within or without the State of Georgia, as the Board of Directors or the Shareholders may from time to time select, at such time as may be fixed by the Board of Directors or the Shareholders.

         1.2 Annual Meeting. An annual meeting of the Shareholders shall be held at such date, time and place, within or without the State of Georgia, as the Board of Directors shall designate and state in the notice of the meeting.

         1.3 Special Meetings. Special meetings of the Shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board or the President, or by the holder or holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Such Shareholders must sign, date, and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for

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which it is held. Special Shareholders' meetings shall be held at a place designated by the Board of Directors, within or without the State of Georgia.

         1.4 Record Date. The Board of Directors shall fix in advance a date as the record date for a determination of Shareholders entitled to notice of and to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken.

         1.5 Notice of Meeting. Written notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Chairman of the Board or the President or the other person or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. Written notice shall be given personally, by mail, by telegram, by private courier or by facsimile transmission. If mailed, notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon prepaid, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation.

         1.6 Waiver of Notice. Notice of a meeting need not be given to any Shareholder who signs a waiver of notice, in person or by proxy, either before or after the date and

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time stated in the notice. Waiver must be in writing and delivered to the
Corporation for inclusion in the minutes or for filing with the corporate records. Attendance of a Shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to: (a) the place of the meeting, (b) the time of the meeting, (c) the manner in which the meeting has been called or convened, or (d) objections to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business or to considering the matter when it is presented. Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver by a Shareholder of the notice of a meeting of Shareholders with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets, or any other action which would entitle the Shareholder to dissent and obtain payment for his shares shall not be effective unless: (a) prior to execution of the waiver, the Shareholder is furnished with the same material required to be sent to the Shareholder in a notice of the meeting including notice of any applicable dissenters' rights; or (b) the waiver expressly waives the right to receive the materials required to be furnished.

         1.7 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders. If a quorum exists,

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action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. An amendment to the Articles of Incorporation or Bylaws that changes or deletes a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement prescribed in the provision being amended.

         1.8 Adjournment. Any meeting of the Shareholders may be adjourned by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present. Notice of an adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided the date, time, and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and provided that the new date is not more than one hundred twenty (120) days after the date of the original meeting. If the new meeting date is more than one hundred twenty (120) days after the date fixed for the original meeting, there shall be a new determination of Shareholders entitled to notice or to vote and new notice must be given. At an adjourned meeting at which a quorum is present or represented, any

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business may be transacted that could have been transacted at the meeting originally called unless a record date is or must be set forth for that adjourned meeting.

         1.9 Voting Rights. Except as otherwise provided by law or in the Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter voted on at a Shareholders' meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         1.10 Proxies. A Shareholder may vote his shares in person or by proxy. A Shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. A proxy is effective when received by the officer authorized to tabulate votes and is valid for eleven months from the date of its execution unless a longer period is expressly provided in the appointment form. An appointment of proxy is revocable by a Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         1.11 Action by Consent of Shareholders. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if the action

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is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take action at a meeting at which all Shareholders entitled to vote were present and voted. Action with respect to the election of Directors as to which Shareholders would be entitled to cumulative voting may be taken without a meeting only by written consent of all the Shareholders entitled to vote on the action. If action is taken by less than all of the Shareholders entitled to vote on the action, all voting Shareholders on the record date who did not participate in taking the action shall be given written notice of the action, together with the materials required for valid written consent. The action must be evidenced by one or more written consents describing the action taken, signed by the Shareholders entitled to take action without a meeting and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. All consenting Shareholders shall be furnished with the same required material that would have been sent to the Shareholders in a notice of a meeting at which the proposed action would have been submitted to the Shareholders for action, including notice of any applicable dissenters' rights unless the written consent contains an express waiver of the right to receive materials otherwise required to be furnished. A consent signed by a Shareholder has the effect of a vote taken at a meeting and may be described as such in any document. If notice of an action by Shareholders is required to be given to nonvoting Shareholders and the action is

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taken by voting Shareholders without a meeting, the Corporation shall give its nonvoting Shareholders written notice of the action not more than ten (10) days after the taking of action without a meeting. Such notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting Shareholders in a notice of a meeting at which the proposed action would have been submitted to the Shareholders for action.

                                   ARTICLE 2.
                                   DIRECTORS

         2.1 Number, Qualification and Term of Office. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of not less than one member. The exact number of Directors may be established or changed from time to time, by resolution of the Board of Directors or the Shareholders. The terms of the preceding sentence may be amended to deprive the Shareholders of the authority granted thereby only by vote of or consent of the Shareholders. The Directors shall be natural persons of the age of eighteen
(18) years or older, but need not be residents of the State of Georgia or hold shares of stock in the Corporation. The terms of the initial Directors of the Corporation expire at the first Shareholders' meeting at which Directors are elected. Directors shall be elected by plurality vote of the Shareholders at the annual meeting. Each Director shall hold office for the term to which he is elected or appointed

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and until his successor has been elected or appointed, and has qualified, or until his earlier resignation, removal from office, death or incapacity to serve.

         2.2 Vacancies. A vacancy occurring on the Board of Directors shall be filled by the Shareholders or by the Board of Directors. If the Directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. If the vacant office was held by a Director elected by a voting group of Shareholders, only the holders of shares of that voting group or the remaining Directors elected by that voting group are entitled to vote to fill the vacancy. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office. A vacancy that will occur at a specific later date (including but not limited to a resignation that specifies a later date) may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

         2.3 Removal of Directors. Any or all of the Directors of the Corporation may be removed at any time, with or without cause, by the holders of a majority in voting power of the issued and outstanding voting stock of the Corporation. If a Director is elected by a voting group of Shareholders, only the Shareholders of that voting group may participate in the vote to remove him. A Director may be removed by the Shareholders only at a meeting called for the purpose of removing him and the meeting

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notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

         2.4 Compensation. The Board of Directors may fix the compensation of Directors.

                                   ARTICLE 3.
                             MEETINGS OF THE BOARD

         3.1 Place and Time of Meetings. Regular or special meetings of the Board of Directors may be held at such time and place within or without the State of Georgia as the Board of Directors may from time to time designate.

         3.2 Annual Meeting. The Board of Directors shall meet each year immediately following the annual meeting of the Shareholders, or at such other time or place as the Board of Directors shall designate. Written notice of annual meetings of the Board of Directors shall be given personally, by mail, by telegram, by private courier or by facsimile transmission.

         3.3 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President on one day's written notice to each Director by whom such notice is not waived. Notice shall be given personally, by mail, by telegram, by private courier, or by facsimile transmission, and need not describe the business to be transacted at, nor the purpose of, the special meeting.

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Special meetings shall be called by the President or the Secretary in like manner and on like notice upon the written request of twenty-five percent (25%) of the Board of Directors.

         3.4 Waiver of Notice. A Director may waive any notice either before or after the date and time stated in the notice. Such a waiver must be in writing, signed by the Director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting unless the Director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         3.5 Quorum. A quorum of the Board of Directors consists of a majority of the number of Directors then in office. If a quorum is present, the acts of a majority of the Directors in attendance shall be the acts of the Board of Directors. A Director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) that Director objects at the beginning of the meeting (or promptly upon arrival) to holding the meeting or to transacting business at the meeting;
(b) the dissent or abstention of that Director from the action taken is entered into the minutes of the meeting; or (c) that Director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or

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to the Corporation immediately after adjournment of the meeting. The right of dissent is not available to a Director who votes in favor of an action taken.

         3.6 Adjournment. A meeting of the Board of Directors may be adjourned by a majority of the Directors present, whether or not a quorum exists. Notice of the time and the place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

         3.7 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents, describing the action taken, signed by each Director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the effect of a meeting vote and may be described as such in any document.

         3.8 Participation in Meetings Other Than in Person. Members of the Board of Directors may participate in a meeting of the Board by any means of communication by which all persons participating in the meeting can hear each other. Participation in a meeting in such manner shall constitute presence in person at such meeting.

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                                   ARTICLE 4.
                                   COMMITTEES

         4.1 Formation and Powers. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. To the extent specified by the Board of Directors, each committee may exercise all of the powers of the Board of Directors in the management of the business affairs of the Corporation. However, a committee shall not have the power to:
(i) approve or propose to Shareholders action that the Georgia Business Corporation Code requires to be approved by Shareholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Articles of Incorporation pursuant to the Georgia Business Corporation Code, Section 14-2-1002 as it may hereafter be amended; (iv) adopt, amend or repeal bylaws; or (v) approve a plan of merger not requiring Shareholder approval.

         4.2 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies on and to dissolve any such committee.

                                   ARTICLE 5.
                                    OFFICERS

         5.1 Generally. The officers of the Corporation shall consist of a Secretary and, if deemed by the Board of Directors of the Corporation to be necessary or appropriate

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to conduct the business of the Corporation, a Chairman of the Board, a
President, a Treasurer, and one or more Vice Presidents. Two or more offices may be held by the same person. The officers shall be elected by the Directors or, when specifically provided herein, may be appointed by the President or the Chairman of the Board, and each officer shall hold office for the term to which he is elected or appointed and until his successor has been elected or appointed, and has qualified, or until his earlier resignation, removal from office, death or incapacity to serve.

         5.2 Chairman of the Board. If elected by the Board of Directors, the Chairman of the Board shall be the chief executive officer of the Corporation. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the Shareholders and shall be an ex-officio member of all standing committees and shall preside at meetings of such committees unless the Board of Directors, in constituting such committees, shall designate or elect some other person to be the chairman thereof. The Chairman of the Board shall also have such other duties as the Board of Directors shall designate.

         5.3 President. Unless otherwise specified by the Board of Directors, the President shall be the chief operating officer of the Corporation and shall have the responsibility for the general supervision of the business affairs of the Corporation. In the absence of a Chairman of the Board, he shall serve as chief executive officer of the Corporation. He shall, if also a Director and in the absence of a Chairman of the Board,

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preside at all meetings of Shareholders and Directors and discharge the duties of a presiding officer, shall present at each annual meeting of the Shareholders a report of the business of the Corporation for the preceding fiscal year, and shall perform whatever other duties the Board of Directors may from time to time prescribe.

         5.4 Secretary. The Secretary shall have the responsibility for preparing minutes of all meetings of the Shareholders and Directors, and for authenticating records of the Corporation, and shall have charge of the minute books, stock books and seal of the Corporation, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

         5.5 Treasurer. If elected or appointed, the Treasurer shall be charged with the management of the financial affairs of the Corporation, shall have the power to recommend action concerning the Corporation's affairs to the President, and shall perform whatever other duties the Board of Directors may from time to time prescribe.

         5.6 Vice President. In the absence or disability of the President, the Vice Presidents, if any, elected by the Board of Directors, shall perform the duties and exercise the powers of the President. The Vice Presidents shall perform such other duties and have such other powers as the President, the Chairman of the Board or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Vice Presidents or may otherwise specify the order of seniority

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of the Vice Presidents. The duties and powers of the President shall disburse to the Vice Presidents in such specified order of seniority.

         5.7 Assistant Secretary. Assistants to the Secretary may be appointed, and shall have such duties as shall be delegated to them, by the Chairman of the Board, the President, the Secretary or the Board of Directors.

         5.8 Vacancies. Vacancies which occur in any of the executive offices by death, resignation, or otherwise, may be filled by the Board of Directors. An officer so selected shall hold office for the remainder of the term of the officer vacating such office and until his successor has been elected or appointed and has qualified, or until his earlier resignation, removal from office, death or incapacity to serve.

         5.9 Salaries. The Board of Directors shall fix the salaries of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the Board.

         5.10 Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any Director or Directors.

         5.11 Removal of Officers and Agents. An officer or agent of the Corporation may be removed by a majority vote of the Board of Directors whenever in its judgment

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the best interests of the Corporation will be served by the removal. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

                                   ARTICLE 6.
                                 CAPITAL STOCK

         6.1 Certificates. The interest of each Shareholder may be evidenced by a certificate or certificates representing shares of stock of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each share certificate shall state, on its face, the name of the Corporation and that it is organized under the laws of Georgia, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Also, each certificate shall be signed, either manually or in facsimile, by the Chairman of the Board, President, Secretary or Assistant Secretary, or any two of such officers; and may bear the seal of the Corporation, or a facsimile thereof. If the certificate is signed in facsimile, it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile.

         6.2 Certificateless Shares. The Board of Directors of the Corporation may authorize the issue of some or all of the shares of any or all of its classes or series of

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stock without certificates. Within a reasonable time after the issue or transfer of the shares without certificates, the Corporation shall send the shareholder a written statement specifying the name of the Corporation and that it is organized under the laws of Georgia, the name of the person to whom the shares are issued or transferred, the number and class of shares and the designation of the series, if any, which the certificate represents, and any applicable restriction on the transfer of such shares.

         6.3 Transfers. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.4 of these Bylaws.

         6.4 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

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                                   ARTICLE 7.
                                 MISCELLANEOUS

         7.1 Inspection of Books. The Board of Directors shall have power to determine which accounts and books of the Corporation, if any, shall be open to the inspection of Shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts and books that by law or by determination of the Board of Directors shall be open to inspection. A Shareholder who desires to inspect the records of the Corporation must give the Corporation written notice of the demand at least five (5) business days prior to the requested date of inspection. A Shareholder may inspect the records of the Corporation only if: (i) his demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a Shareholder; (ii) he describes with reasonable particularity his purpose and the records he desires to inspect; (iii) the records are directly connected with his purpose; and (iv) the records are to be used only for the stated purpose. In addition, any Shareholder owning two percent (2%) or less of the shares outstanding shall be liable for any expenses of any kind incurred by any party consequent to such inspection, including legal expenses incurred by the Corporation.

         7.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event that it is inconvenient at any time to use the

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corporate seal of the Corporation, the words "Seal" or "Corporate Seal"
enclosed in parentheses or scroll shall be deemed the corporate seal of the Corporation.

                                   ARTICLE 8.
                                   AMENDMENT

         8.1 The Bylaws of the Corporation may be altered, amended, or repealed, and new Bylaws may be adopted, by the Board of Directors at any regular or special meeting of the Board of Directors, unless the Shareholders, in amending or repealing a particular Bylaw, expressly provide that the Board of Directors may not amend or repeal that Bylaw. If such action is to be taken at a meeting of the Shareholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of the meeting. The Shareholders may also amend or repeal the Corporation's Bylaws, or adopt new Bylaws, by a majority vote of those shares voting, even though the Bylaws may also be amended or repealed by the Board of Directors.

                                   ARTICLE 9.
                    INDEMNIFICATION OF OFFICERS, DIRECTORS,
                        EMPLOYEES AND AGENTS; INSURANCE

         9.1 Indemnification. The "Corporation" shall indemnify any person who was or is a "party" to a "proceeding" because he is or was a "Director" against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or

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not opposed to the best interests of the Corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. For the purposes of this Article 9 only, the terms "Corporation", "party", "proceeding" and "Director" shall have the definition set out in the Georgia Business Corporation Code ss. 14-2-850. The termination of a proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director did not meet the standard of conduct set forth in the Georgia Business Corporation Code. However, no indemnification shall be made to any Director in connection with a proceeding by or in the right of the Corporation in which the Director was adjudged liable to the Corporation or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

         9.2 Determination of Indemnification. Unless ordered by a court, the Corporation shall not indemnify a Director under Section 9.1 unless authorized in the specific case upon a determination that indemnification of the Director is permissible in the circumstances because he has met the applicable standard of conduct set forth in Section 9.1. The determination shall be made:

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                   (i) By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding; or

                   (ii) If such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceedings;

                   (iii) By special legal counsel:

                        (A) Selected by the Board of Directors or its committee
                   in the manner described in paragraph (i) or (ii)of this subsection.

                        (B) If a quorum of the Board of Directors cannot be
                   obtained under paragraph (i) of this subsection and a committee cannot be designated under paragraph (ii) of this subsection, selected by majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or (iv) By the Shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

Authorization of indemnification or an obligation to indemnify and an evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal

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counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (iii) of subsection
(b) to select counsel.

         9.3 Successful Defense. To the extent that a Director of the Corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 9.1 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         9.4 Advance Payment. A corporation may pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of the final disposition of the proceeding if: the Director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 9.1, and the Director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification by the Corporation as authorized in this Article.

         9.5 Shareholder Approved Indemnification. A resolution approved by a majority of the votes entitled to be cast shall permit the Corporation to indemnify or obligate itself to indemnify a Director made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations set forth in this Article 9. However, the Corporation shall not indemnify a

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Director under this Section for any liability incurred in a proceeding in which the Director is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation: (a) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (b) for acts or omissions which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in the Georgia Business Corporation Code ss. 14-2-832 or any successor provision thereto; or
(d) for any transaction from which he received an improper personal benefit.

         9.6 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in that capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         9.7 Survival of Indemnification Following Death or Termination. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

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